Exhibit 99

[PPG Logo]

PPG Industries

PPG Industries, Inc.

One PPG Place

Pittsburgh, Pa.15272 USA

www.ppg.com

News

Contact:

Jeff Worden

412-434-3046

Investors:

Doug Atkinson

412-434-2120

Haynes joins PPG Industries board

PITTSBURGH, Oct. 16, 2003 – Directors of PPG Industries elected Victoria F. Haynes a member of the company’s board today. She is president and chief executive officer of Research Triangle Institute, a North Carolina-based organization that performs scientific research and development in advanced technologies, public policy, environmental protection, and health and medicine.

Haynes, 56, joined Research Triangle Institute in 1999 from the BF Goodrich Company, where she was vice president of the advanced technology group and chief technical officer. Prior to joining BF Goodrich she worked in various research and technical positions at Monsanto Corporation. She is also a director of the Lubrizol Corporation and Nucor Corporation.

Haynes earned a bachelor’s degree from the University of California-Berkeley and a doctorate in chemistry from Boston University.

Founded in 1883, Pittsburgh-based PPG Industries is a global supplier of coatings, glass, fiber glass and chemicals, with 113 manufacturing facilities and equity affiliates in 23 countries. Sales were US$8.1 billion in 2002.